Trane Technologies Reports Strong Fourth-Quarter and Full-Year 2020 Results in Challenging Economic Environment

Highlights (fourth-quarter 2020 versus fourth-quarter 2019, unless otherwise noted):

●	GAAP operating margin up 180 bps and adjusted operating margin* up 150 bps
●	GAAP continuing EPS of $1.01; adjusted continuing EPS* of $1.03, up 12 percent
●	GAAP full-year continuing EPS of $4.02; adjusted continuing EPS* of $4.46
●	Exceptional cash conversion for full-year 2020; cash from continuing operating activities of $1.8 billion; free cash flow* of $1.7 billion, 158 percent of adjusted net earnings*
*This news release contains non-GAAP financial measures. Definitions of the non-GAAP financial measures can be found in the footnotes of this news release. See attached tables for additional details and reconciliations.

Swords, Ireland, February 5, 2021 - Trane Technologies plc (NYSE:TT), a global climate innovator, today reported diluted earnings per share (EPS) from continuing operations of $1.01 for the fourth quarter of 2020. Adjusted continuing EPS was $1.03, up 12 percent, which excludes costs primarily related to planned restructuring and transformation.

Fourth-Quarter 2020 Results

Financial Comparisons - Fourth-Quarter Continuing Operations

$, millions except EPS	Q4 2020	Q4 2019**	Y-O-Y Change	Organic Y-O-Y Change
Bookings	$3,168	$3,057	4%	3%
Net Revenues	$3,179	$3,184	Flat	(1)%
GAAP Operating Income	$388	$330	18%
GAAP Operating Margin	12.2%	10.4%	180 bps
Adjusted Operating Income*	$394	$347	14%
Adjusted Operating Margin*	12.4%	10.9%	150 bps
Adjusted EBITDA*	$459	$413	11%
Adjusted EBITDA Margin*	14.4%	13.0%	140 bps
GAAP Continuing EPS	$1.01	$0.86	17%
Adjusted Continuing EPS	$1.03	$0.92	12%
Restructuring and Transformation Costs	$5.9	$16.6	($10.7)
**Restated to reflect Ingersoll Rand Industrial segment in discontinued operations

“I want to thank our team members around the globe for their strong commitment to helping our customers solve some of the world’s most pressing problems,” said Mike Lamach, chairman and CEO of Trane Technologies. “Even as the world was coming to terms with the widespread impact of COVID-19, we successfully completed our Reverse Morris Trust transaction and positioned Trane Technologies to not only weather the crisis, but to emerge even stronger.

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We continued to invest in our businesses, develop and launch new products and deliver innovative customer solutions on electrification of heating and transport, enhanced indoor environmental quality, and precise temperature control along the full vaccine cold chain. In the fourth quarter, we delivered solid bookings growth, flat revenue, strong margin expansion and compelling EPS growth. We finished 2020 with exceptional full-year free cash flow of $1.7 billion, or 158% of adjusted net earnings. In addition, we accelerated our business transformation to deliver an expected $300 million in savings by 2023 to further bolster shareholder value through greater levels of business reinvestment, continued market outgrowth and strong, sustainable leverage.

Despite ongoing pandemic-related challenges in 2021, we remain confident that we have the fundamental ingredients for another year of resilient financial performance, strong free cash flow and balanced capital deployment that will deliver continued, differentiated returns for shareholders. We expect strong adjusted earnings per share in 2021, guiding to a range of $5.30 to $5.50, up 19% to 23%.”

Highlights from the Fourth Quarter of 2020 (all comparisons against the fourth quarter of 2019 unless otherwise noted)

•Strong execution drove continuing EPS and operating income growth despite ongoing COVID-19 pandemic-related impacts.
•Enterprise reported bookings up 4 percent; enterprise organic bookings up 3 percent driven by growth in all segments.
•Enterprise reported revenues were flat; enterprise organic revenues were down 1 percent.
•GAAP operating margin was up 180 basis points, adjusted operating margin was up 150 basis points, and adjusted EBITDA margin was up 140 basis points, driven by strong performance across all three segments.

Fourth-Quarter Business Review (all comparisons against the fourth quarter of 2019 unless otherwise noted)

Americas Segment: innovates for customers in the North America and Latin America regions. The Americas segment encompasses commercial heating and cooling systems, building controls, and energy services and solutions; residential heating and cooling; and transport refrigeration systems and solutions.

$, millions	Q4 2020	Q4 2019**	Y-O-Y Change	Organic Y-O-Y Change
Bookings	$2,393.0	$2,358.4	1%	2%
Net Revenues	$2,385.9	$2,374.0	1%	1%
GAAP Operating Income	$332.6	$293.7	13%
GAAP Operating Margin	13.9%	12.4%	150 bps
Adjusted Operating Income	$334.7	$304.4	10%
Adjusted Operating Margin	14.0%	12.8%	120 bps
Adjusted EBITDA	$387.7	$353.8	10%
Adjusted EBITDA Margin	16.2%	14.9%	130 bps
**Restated to reflect Ingersoll Rand Industrial segment in discontinued operations

•Strong operating income and margin growth despite ongoing COVID-19 pandemic-related impacts.
•Americas reported bookings were up 1 percent and organic bookings were up 2 percent.
•Reported and organic revenues were both up 1 percent. Commercial HVAC organic revenues were down mid-single-digits versus a tough prior year comparison with high-teens North America revenue growth. Commercial HVAC service revenues continued to outperform equipment. Residential HVAC
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organic revenues were up more than 20 percent. Transport organic revenues were up low-single-digits.
•GAAP operating margin increased 150 basis points, adjusted operating margin increased 120 basis points and adjusted EBITDA margin increased 130 basis points. Strong productivity, execution and price more than offset lower Commercial HVAC volumes.

Europe, Middle East and Africa (EMEA) Segment: innovates for customers in the Europe, Middle East and Africa region. The EMEA segment encompasses heating and cooling systems, services and solutions for commercial buildings, and transport refrigeration systems and solutions.

$, millions	Q4 2020	Q4 2019**	Y-O-Y Change	Organic Y-O-Y Change
Bookings	$454.0	$394.9	15%	9%
Net Revenues	$465.4	$473.2	(2)%	(6)%
GAAP Operating Income	$67.6	$57.9	17%
GAAP Operating Margin	14.5%	12.2%	230 bps
Adjusted Operating Income	$67.8	$59.4	14%
Adjusted Operating Margin	14.6%	12.6%	200 bps
Adjusted EBITDA	$75.6	$71.6	6%
Adjusted EBITDA Margin	16.2%	15.1%	110 bps
**Restated to reflect Ingersoll Rand Industrial segment in discontinued operations

•Strong operating income and margin growth despite ongoing COVID-19 pandemic-related impacts.
•EMEA reported bookings were up 15 percent and organic bookings were up 9 percent.
•Reported revenue was down 2 percent and organic revenue was down 6 percent. Commercial HVAC organic revenues were down mid-single-digits and Transport organic revenues were down high-single-digits.
•GAAP operating margin increased 230 basis points, adjusted operating margin increased 200 basis points and adjusted EBITDA margin increased 110 basis points. Strong execution, productivity and price more than offset COVID-19 pandemic-related volume declines to support operating margin expansion.

Asia Pacific Segment: innovates for customers throughout the Asia Pacific region. The Asia Pacific segment encompasses heating and cooling systems, services and solutions for commercial buildings and transport refrigeration systems and solutions.

$, millions	Q4 2020	Q4 2019**	Y-O-Y Change	Organic Y-O-Y Change
Bookings	$320.6	$303.4	6%	2%
Net Revenues	$327.8	$336.5	(3)%	(6)%
GAAP Operating Income	$56.2	$46.8	20%
GAAP Operating Margin	17.1%	13.9%	320 bps
Adjusted Operating Income	$58.0	$50.2	16%
Adjusted Operating Margin	17.7%	14.9%	280 bps
Adjusted EBITDA	$59.6	$54.5	9%
Adjusted EBITDA Margin	18.2%	16.2%	200 bps
**Restated to reflect Ingersoll Rand Industrial segment in discontinued operations

•Strong operating income and margin growth despite ongoing COVID-19 pandemic-related impacts.
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•Asia Pacific reported bookings were up 6 percent and organic bookings were up 2 percent.
•Reported revenue was down 3 percent and organic revenue was down 6 percent. Growth in China continued during the quarter, offset by weakness in the rest of Asia.
•GAAP operating margin increased 320 basis points, adjusted operating margin increased 280 basis points and adjusted EBITDA margin increased 200 basis points. Strong execution, productivity and price offset COVID-19 pandemic-related volume declines to expand margins in the quarter.

Full-Year 2020 Results (all comparisons against full-year 2019 unless otherwise noted)

Financial Comparisons - Full-year Continuing Operations

$, millions except EPS	2020	2019**	Y-O-Y Change	Organic Y-O-Y
Bookings	$13,000	$12,779	2%	2%
Net Revenues	$12,455	$13,076	(5)%	(5)%
GAAP Operating Income	$1,533	$1,670	(8)%
GAAP Operating Margin	12.3%	12.8%	50 bps decline
Adjusted Operating Income	$1,641	$1,723	(5)%
Adjusted Operating Margin	13.2%	13.2%	Flat
Adjusted EBITDA	$1,918	$1,983	(3)%
Adjusted EBITDA Margin	15.4%	15.2%	20 bps
GAAP Continuing EPS	$4.02	$4.69	(14)%
Adjusted Continuing EPS	$4.46	$4.86	(8)%
**Restated to reflect Ingersoll Rand Industrial segment in discontinued operations
•Reported and organic revenues were down 5 percent as the company outgrew end markets despite ongoing COVID-19 pandemic-related impacts.
•GAAP operating margins were down 50 basis points, adjusted operating margins were flat and adjusted EBITDA margins were up 20 basis points in 2020 due to strong execution, productivity and price offsetting COVID-19 pandemic-related volume declines. The company deleveraged at ~13 percent, exceeding the company’s gross margin operating leverage target.
•The company successfully completed its Reverse Morris Trust (RMT) transaction in 2020 and developed transformation plans that it expects to deliver ~$300 million in savings by 2023.

Balance Sheet and Cash Flow

$, millions	2020	2019**	Y-O-Y Change
Cash From Continuing Operating Activities Y-T-D	$1,766	$1,524	$242
Free Cash Flow Y-T-D*	$1,714	$1,368	$346
Working Capital/Revenue*	1.1%	2.6%	150 bps
Cash Balance 31 December	$3,290	$1,279	$2,011
Debt Balance 31 December	$5,272	$5,573	($301)
**Restated to reflect Ingersoll Rand Industrial segment in discontinued operations
•As of December 31, 2020, the Company generated exceptional full-year free cash flow of $1.7 billion, up $346 million, driven by a continued focus on working capital, cost management and lower capex spend.
•During the fourth quarter, the Company returned to its balanced capital allocation strategy including strategic, value-accretive mergers and acquisitions and share repurchases. The company will continue to reinvest in employee safety, innovation and technology projects and capital expenditures to support its core sustainability strategy.
•For the full-year 2020, the company deployed capital of $183 million for acquisitions, $507 million in dividends, $300 million in debt retirement and $250 million in share repurchases.
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Full-Year 2021 Guidance
•GAAP continuing EPS of $5.05 to $5.25, including EPS of $(0.25) for transformation and other restructuring costs; adjusted EPS of $5.30 to $5.50, up 19 percent to 23 percent.
•Additional information regarding the company's 2021 guidance is included in the company's earnings presentation found at www.tranetechnologies.com in the Investor Relations section.

This news release includes “forward-looking statements,” which are statements that are not historical facts, including statements that relate to our future performance, statements relating to the continued impact of the COVID-19 global pandemic, capital deployment including the amount and timing of our dividends, our share repurchase program including the amount of shares to be repurchased and the timing of such repurchases and our capital allocation strategy including projected acquisitions; our projected free cash flow and usage of such cash; our available liquidity; performance of the markets in which we operate; restructuring activity and cost savings associated with such activity; our projected financial performance and targets including assumptions regarding our effective tax rate. These forward-looking statements are based on our current expectations and are subject to risks and uncertainties, which may cause actual results to differ materially from our current expectations. Such factors include, but are not limited to, the impact of the global COVID-19 pandemic on our business, our suppliers and our customers, global economic conditions taking into account the global COVID-19 pandemic, disruption and volatility in the financial markets due to the COVID-19 pandemic, improvement in market conditions (if any) with global vaccine administration, the outcome of any litigation, the outcome of Chapter 11 proceedings for our deconsolidated subsidiaries Aldrich Pump LLC and Murray Boiler LLC, demand for our products and services, and tax law changes and interpretations. Additional factors that could cause such differences can be found in our Form 10-K for the year ended December 31, 2019, as well as our subsequent reports on Form 10-Q and other SEC filings. We assume no obligation to update these forward-looking statements.

This news release also includes non-GAAP financial information, which should be considered supplemental to, not a substitute for, or superior to, the financial measure calculated in accordance with GAAP. The definitions of our non-GAAP financial information and reconciliation to GAAP are attached to this news release.

All amounts reported within the earnings release above related to net earnings (loss), earnings (loss) from continuing operations, earnings (loss) from discontinued operations, adjusted EBITDA and per share amounts are attributed to Trane Technologies' ordinary shareholders.

Trane Technologies (NYSE:TT) is a global climate innovator. Through our strategic brands Trane® and Thermo King®, and our portfolio of environmentally responsible products and services, we bring efficient and sustainable climate solutions to buildings, homes and transportation. For more information, visit tranetechnologies.com.

# # #

2/5/21

(See Accompanying Tables)

•Table 1: Condensed Consolidated Income Statement
•Tables 2 - 7: Reconciliation of GAAP to Non-GAAP
•Table 8: Condensed Consolidated Balance Sheets
•Table 9: Condensed Consolidated Statement of Cash Flows
•Table 10: Balance Sheet Metrics and Free Cash Flow

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Contacts:
Media:	Investors:
Jennifer Regina	Zac Nagle
630-390-8011, jennifer.regina@tranetechnologies.com	704-990-3913, InvestorRelations@tranetechnologies.com

*Q4 Non-GAAP measures definitions

Organic revenue is defined as GAAP net revenues adjusted for the impact of currency and acquisitions. Organic bookings is defined as reported orders in the current period adjusted for the impact of currency and acquisitions.

•Currency impacts on net revenues and bookings are measured by applying the prior year’s foreign currency exchange rates to the current period’s net revenues and bookings reported in local currency. This measure allows for a direct comparison of operating results excluding the year-over-year impact of foreign currency translation.

Adjusted operating income in 2020 is defined as GAAP operating income plus restructuring costs and transformation costs. Adjusted operating income in 2019 is defined as GAAP operating income plus restructuring costs. Please refer to the reconciliation of GAAP to non-GAAP measures on tables 2, 3 and 4 of the news release.

Adjusted operating margin is defined as the ratio of adjusted operating income divided by net revenues.

Operating leverage is defined as the ratio of the change in adjusted operating income for the current period (e.g. Q4 2020) less the prior period (e.g. Q4 2019), divided by the change in net revenues for the current period less the prior period.

Adjusted earnings from continuing operations attributable to Trane Technologies plc (Adjusted net earnings) in 2020 is defined as GAAP earnings from continuing operations attributable to Trane Technologies plc plus restructuring costs and transformation costs less the gain on M&A transaction, net of tax impacts plus separation-related tax costs. Adjusted net earnings in 2019 is defined as GAAP earnings from continuing operations attributable to Trane Technologies plc plus restructuring costs, net of tax impacts plus separation-related tax costs. Please refer to the reconciliation of GAAP to non-GAAP measures on tables 2 and 3 of the news release.

Adjusted continuing EPS in 2020 is defined as GAAP continuing EPS plus restructuring costs and transformation costs less the gain on M&A transaction, net of tax impacts plus separation-related tax costs. Adjusted continuing EPS in 2019 is defined as GAAP continuing EPS plus restructuring costs, net of tax impacts plus separation-related tax costs. Please refer to the reconciliation of GAAP to non-GAAP measures on tables 2 and 3 of the news release.

Adjusted EBITDA in 2020 is defined as adjusted operating income plus depreciation and amortization expense plus or minus other income / (expense), net less the gain on M&A transaction. Adjusted EBITDA in 2019 is defined as adjusted operating income plus depreciation and amortization expense plus or minus other income / (expense), net. Please refer to the reconciliation of GAAP to non-GAAP measures on table 4 of the news release.

Adjusted EBITDA margin is defined as the ratio of adjusted EBITDA divided by net revenues.

Free cash flow in 2020 and 2019 is defined as net cash provided by (used in) continuing operating activities, less capital expenditures, plus cash payments for restructuring costs and transformation costs. Please refer to the free cash flow reconciliation on table 10 of the news release.

Working capital measures a firm’s operating liquidity position and its overall effectiveness in managing the enterprise's current accounts.

•Working capital is calculated by adding net accounts and notes receivables and inventories and subtracting total current liabilities that exclude short-term debt, dividend payables and income tax payables.
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•Working capital as a percent of revenue is calculated by dividing the working capital balance (e.g. as of December 31) by the annualized revenue for the period (e.g. reported revenues for the three months ended December 31 multiplied by 4 to annualize for a full year).

Adjusted effective tax rate for 2020 is defined as the ratio of income tax provision less the net tax effect of adjustments for restructuring costs, transformation costs and the gain on M&A transaction less separation-related tax costs divided by earnings from continuing operations before income taxes plus restructuring costs and transformation costs less the gain on M&A transaction. Adjusted effective tax rate for 2019 is defined as the ratio of income tax provision plus the tax effect of restructuring costs plus separation-related tax costs divided by earnings from continuing operations before income taxes plus restructuring costs. This measure allows for a direct comparison of the effective tax rate between periods.

The Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). The following schedules provide non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measures and the financial measures calculated and reported in accordance with GAAP.

The non-GAAP financial measures should be considered supplemental to, not a substitute for or superior to, financial measures calculated in accordance with GAAP. They have limitations in that they do not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, these measures may not be comparable to non-GAAP financial measures reported by other companies.

We believe the non-GAAP financial information provides important supplemental information to both management and investors regarding financial and business trends used in assessing our financial condition and results of operations.

Non-GAAP financial measures assist investors with analyzing our business results as well as with predicting future performance. In addition, these non-GAAP financial measures are also reviewed by management in order to evaluate the financial performance of each segment. Presentation of these non-GAAP financial measures helps investors and management to assess the operating performance of the Company.

As a result, one should not consider these measures in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

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Table 1

TRANE TECHNOLOGIES PLC
Condensed Consolidated Income Statement
(In millions, except per share amounts)

UNAUDITED

	For the quarter		For the year
	ended December 31,		ended December 31,
	2020	2019**	2020	2019**
Net revenues	$3,179.1	$3,183.7	$12,454.7	$13,075.9
Cost of goods sold	(2,231.2)	(2,266.9)	(8,651.3)	(9,085.5)
Selling and administrative expenses	(559.9)	(586.6)	(2,270.6)	(2,320.3)
Operating income	388.0	330.2	1,532.8	1,670.1
Interest expense	(61.9)	(63.4)	(248.7)	(242.8)
Other income/(expense), net	(3.5)	(6.7)	4.1	(28.4)
Earnings before income taxes	322.6	260.1	1,288.2	1,398.9
Benefit (provision) for income taxes	(72.4)	(46.0)	(296.8)	(238.6)
Earnings from continuing operations	250.2	214.1	991.4	1,160.3
Discontinued operations, net of tax	(1.0)	87.0	(121.4)	268.2
Net earnings (loss)	249.2	301.1	870.0	1,428.5
Less: Net earnings from continuing operations attributable to noncontrolling interests	(4.5)	(4.9)	(14.2)	(15.2)
Less: Net earnings from discontinued operations attributable to noncontrolling interests	—	(0.1)	(0.9)	(2.4)
Net earnings (loss) attributable to Trane Technologies plc	$244.7	$296.1	$854.9	$1,410.9

Amounts attributable to Trane Technologies plc ordinary shareholders:
Continuing operations	$245.7	$209.2	$977.2	$1,145.1
Discontinued operations	(1.0)	86.9	(122.3)	265.8
Net earnings (loss)	$244.7	$296.1	$854.9	$1,410.9

Diluted earnings (loss) per share attributable to Trane Technologies plc ordinary shareholder:
Continuing operations	$1.01	$0.86	$4.02	$4.69
Discontinued operations	—	0.36	(0.50)	1.08
Net earnings (loss)	$1.01	$1.22	$3.52	$5.77

Weighted-average number of common shares outstanding:
Diluted	244.3	242.9	243.1	244.4
**Restated to reflect Ingersoll Rand Industrial segment in discontinued operations.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 2
TRANE TECHNOLOGIES PLC
Reconciliation of GAAP to non-GAAP
(In millions, except per share amounts)
UNAUDITED

		For the quarter ended December 31, 2020				For the year ended December 31, 2020
		As			As	As			As
		Reported	Adjustments		Adjusted	Reported	Adjustments		Adjusted
	Net revenues	$3,179.1	$—		$3,179.1	$12,454.7	$—		$12,454.7

	Operating income	388.0	5.9	(a,b)	393.9	1,532.8	107.8	(a,b)	1,640.6
	Operating margin	12.2%			12.4%	12.3%			13.2%

	Earnings from continuing operations before income taxes	322.6	3.5	(a,b,e)	326.1	1,288.2	87.1	(a,b,c,d,e)	1,375.3
	Benefit (provision) for income taxes	(72.4)	1.4	(f,g)	(71.0)	(296.8)	19.1	(f,g)	(277.7)
	Tax rate	22.4%			21.8%	23.0%			20.2%
	Earnings from continuing operations attributable to Trane Technologies plc	$245.7	$4.9	(h)	$250.6	$977.2	$106.2	(h)	$1,083.4

	Diluted earnings per common share
	Continuing operations	$1.01	$0.02		$1.03	$4.02	$0.44		$4.46

	Weighted-average number of common shares outstanding:
	Diluted	244.3	—		244.3	243.1	—		243.1

	Detail of Adjustments:
(a)	Restructuring costs (COGS & SG&A)		$4.4				$75.7
(b)	Transformation costs (SG&A)		1.5				32.1
(c)	Legacy legal liability adjustment		—				(17.4)
(d)	Gain from deconsolidation of certain entities under Chapter 11		—				(0.9)
(e)	Gain on M&A transaction		(2.4)				(2.4)
(f)	Tax impact of adjustments (a,b,c,d,e)		0.6				(22.0)
(g)	Separation-related tax costs		0.8				41.1
(h)	Impact of adjustments on earnings from continuing operations attributable to Trane Technologies plc		$4.9				$106.2

	Pre-tax impact of adjustments on cost of goods sold		2.2				24.1
	Pre-tax impact of adjustments on selling & administrative expenses		3.7				83.7
	Pre-tax impact of adjustments on operating income		$5.9				$107.8

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 3
TRANE TECHNOLOGIES PLC
Reconciliation of GAAP to non-GAAP
(In millions, except per share amounts)
UNAUDITED

		For the quarter ended December 31, 2019**				For the year ended December 31, 2019**
		As			As	As			As
		Reported	Adjustments		Adjusted	Reported	Adjustments		Adjusted
	Net revenues	$3,183.7	$—		$3,183.7	$13,075.9	$—		$13,075.9

	Operating income	330.2	16.6	(a)	346.8	1,670.1	52.6	(a)	1,722.7
	Operating margin	10.4%			10.9%	12.8%			13.2%

	Earnings from continuing operations before income taxes	260.1	16.6	(a)	276.7	1,398.9	52.6	(a)	1,451.5
	Provision for income taxes	(46.0)	(2.6)	(b,c)	(48.6)	(238.6)	(9.0)	(b,c)	(247.6)
	Tax rate	17.7%			17.6%	17.1%			17.1%
	Earnings from continuing operations attributable to Trane Technologies plc	$209.2	$14.0	(d)	$223.2	$1,145.1	$43.6	(d)	$1,188.7

	Diluted earnings per common share
	Continuing operations	$0.86	$0.06		$0.92	$4.69	$0.17		$4.86

	Weighted-average number of common shares outstanding:
	Diluted	242.9	—		242.9	244.4	—		244.4

	Detail of Adjustments:
(a)	Restructuring costs (COGS & SG&A)		$16.6				$52.6
(b)	Tax impact of adjustment (a)		(3.2)				(9.6)
(c)	Separation-related tax costs		0.6				0.6
(d)	Impact of adjustments on earnings from continuing operations attributable to Trane Technologies plc		$14.0				$43.6

	Pre-tax impact of adjustments on cost of goods sold		9.7				37.3
	Pre-tax impact of adjustments on selling & administrative expenses		6.9				15.3
	Pre-tax impact of adjustments on operating income		$16.6				$52.6

**Restated to reflect Ingersoll Rand Industrial segment in discontinued operations.
SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 4
TRANE TECHNOLOGIES PLC
Reconciliation of GAAP to non-GAAP
(In millions)
UNAUDITED

		For the quarter ended December 31, 2020		For the quarter ended December 31, 2019**
		As Reported	Margin	As Reported	Margin
Americas	Net revenues	$2,385.9		$2,374.0

	Segment operating income	$332.6	13.9%	$293.7	12.4%
	Restructuring	2.1	0.1%	10.7	0.4%
	Adjusted operating income *	334.7	14.0%	304.4	12.8%
	Depreciation and amortization	55.5	2.3%	54.5	2.3%
	Other income/(expense), net (a)	(2.5)	(0.1)%	(5.1)	(0.2)%
	Adjusted EBITDA *	$387.7	16.2%	$353.8	14.9%

Europe, Middle East & Africa	Net revenues	$465.4		$473.2

	Segment operating income	$67.6	14.5%	$57.9	12.2%
	Restructuring	0.2	0.1%	1.5	0.4%
	Adjusted operating income	67.8	14.6%	59.4	12.6%
	Depreciation and amortization	8.6	1.8%	8.0	1.7%
	Other income/(expense), net	(0.8)	(0.2)%	4.2	0.8%
	Adjusted EBITDA	$75.6	16.2%	$71.6	15.1%

Asia Pacific	Net revenues	$327.8		$336.5

	Segment operating income	$56.2	17.1%	$46.8	13.9%
	Restructuring	1.8	0.6%	3.4	1.0%
	Adjusted operating income	58.0	17.7%	50.2	14.9%
	Depreciation and amortization	—	—%	3.3	1.0%
	Other income/(expense), net	1.6	0.5%	1.0	0.3%
	Adjusted EBITDA	$59.6	18.2%	$54.5	16.2%

Corporate	Unallocated corporate expense	$(68.4)		$(68.2)
	Restructuring/Other (b)	1.8		1.0
	Adjusted corporate expense	(66.6)		(67.2)
	Depreciation and amortization	6.5		7.2
	Other income/(expense), net	(4.2)		(6.8)
	Adjusted EBITDA	$(64.3)		$(66.8)

Total Company	Net revenues	$3,179.1		$3,183.7

	Operating income	$388.0	12.2%	$330.2	10.4%
	Restructuring/Other (b)	5.9	0.2%	16.6	0.5%
	Adjusted operating income	393.9	12.4%	346.8	10.9%
	Depreciation and amortization	70.6	2.2%	73.0	2.3%
	Other income/(expense), net (a)	(5.9)	(0.2)%	(6.7)	(0.2)%
	Adjusted EBITDA	$458.6	14.4%	$413.1	13.0%
*Represents a non-GAAP measure, refer to pages 6-7 in the Earnings Release for definitions.
**Restated to reflect Ingersoll Rand Industrial segment in discontinued operations.
(a) Other income/(expense), net within 2020 Americas excludes $2.4M gain on M&A transaction
(b) Other within 2020 Corporate includes Transformation costs of $1.5M

Management measures operating performance based on net earnings excluding interest expense, income taxes, depreciation and amortization, restructuring, unallocated corporate expenses and discontinued operations (Segment Adjusted EBITDA). Segment Adjusted EBITDA is not defined under GAAP and may not be comparable to similarly-titled measures used by other companies and should not be considered a substitute for net earnings or other results reported in accordance with GAAP. The Company believes Segment Adjusted EBITDA provides the most relevant measure of profitability as well as earnings power and the ability to generate cash. This measure is a useful financial metric to assess the Company's operating performance from period to period by excluding certain items that it believes are not representative of its core business and the Company uses this measure for business planning purposes.
SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 5
TRANE TECHNOLOGIES PLC
Reconciliation of GAAP to non-GAAP
(In millions)
UNAUDITED

		For the year ended December 31, 2020		For the year ended December 31, 2019**
		As Reported	Margin	As Reported	Margin
Americas	Net revenues	$9,685.9		$10,059.5

	Segment operating income	$1,424.5	14.7%	$1,515.7	15.1%
	Restructuring	35.3	0.4%	39.0	0.4%
	Adjusted operating income *	1,459.8	15.1%	1,554.7	15.5%
	Depreciation and amortization	224.0	2.3%	213.6	2.1%
	Other income/(expense), net (a)	(8.5)	(0.1)%	(26.2)	(0.3)%
	Adjusted EBITDA *	$1,675.3	17.3%	$1,742.1	17.3%

Europe, Middle East & Africa	Net revenues	$1,648.1		$1,762.6

	Segment operating income	$222.7	13.5%	$233.0	13.2%
	Restructuring	7.4	0.5%	5.1	0.3%
	Adjusted operating income	230.1	14.0%	238.1	13.5%
	Depreciation and amortization	32.6	2.0%	31.0	1.8%
	Other income/(expense), net	3.0	0.1%	(1.4)	(0.1)%
	Adjusted EBITDA	$265.7	16.1%	$267.7	15.2%

Asia Pacific	Net revenues	$1,120.7		$1,253.8

	Segment operating income	$169.4	15.1%	$159.8	12.7%
	Restructuring	5.1	0.5%	6.7	0.6%
	Adjusted operating income	174.5	15.6%	166.5	13.3%
	Depreciation and amortization	11.6	1.0%	13.4	1.1%
	Other income/(expense), net	2.7	0.2%	2.9	0.2%
	Adjusted EBITDA	$188.8	16.8%	$182.8	14.6%

Corporate	Unallocated corporate expense	$(283.8)		$(238.4)
	Restructuring/Other (b)	60.0		1.8
	Adjusted corporate expense	(223.8)		(236.6)
	Depreciation and amortization	26.1		30.8
	Other income/(expense), net (a)	(13.8)		(3.7)
	Adjusted EBITDA	$(211.5)		$(209.5)

Total Company	Net revenues	$12,454.7		$13,075.9

	Operating income	$1,532.8	12.3%	$1,670.1	12.8%
	Restructuring/Other (b)	107.8	0.9%	52.6	0.4%
	Adjusted operating income	1,640.6	13.2%	1,722.7	13.2%
	Depreciation and amortization	294.3	2.4%	288.8	2.2%
	Other income/(expense), net (a)	(16.6)	(0.2)%	(28.4)	(0.2)%
	Adjusted EBITDA	$1,918.3	15.4%	$1,983.1	15.2%
*Represents a non-GAAP measure, refer to pages 6-7 in the Earnings Release for definitions.
**Restated to reflect Ingersoll Rand Industrial segment in discontinued operations.
(a) Other income/(expense), net within 2020 Americas excludes $2.4M gain on M&A transaction and within 2020 Corporate excludes $17.4 legacy legal liability adjustment and $0.9M of gain from deconsolidation of certain entities under chapter 11 (b) Other within 2020 Corporate includes Transformation costs of $32.1M

Management measures operating performance based on net earnings excluding interest expense, income taxes, depreciation and amortization, restructuring, unallocated corporate expenses and discontinued operations (Segment Adjusted EBITDA). Segment Adjusted EBITDA is not defined under GAAP and may not be comparable to similarly-titled measures used by other companies and should not be considered a substitute for net earnings or other results reported in accordance with GAAP. The Company believes Segment Adjusted EBITDA provides the most relevant measure of profitability as well as earnings power and the ability to generate cash. This measure is a useful financial metric to assess the Company's operating performance from period to period by excluding certain items that it believes are not representative of its core business and the Company uses this measure for business planning purposes.
SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 6
TRANE TECHNOLOGIES PLC
Reconciliation of GAAP to non-GAAP
(In millions)

UNAUDITED

	For the quarter
	ended December 31,
	2020	2019**
Total Company
Adjusted EBITDA *	$458.6	$413.1
Less: items to reconcile adjusted EBITDA to net earnings attributable to Trane Technologies plc
Depreciation and amortization	(70.6)	(73.0)
Interest expense	(61.9)	(63.4)
Benefit (provision) for income taxes	(72.4)	(46.0)
Restructuring	(4.4)	(16.6)
Transformation Costs	(1.5)	—
Legacy Legal Liability Adjustment	—	—
Gain from deconsolidation of certain entities under Chapter 11	—	—
Gain on M&A transaction	2.4	—
Discontinued operations, net of tax	(1.0)	87.0
Net earnings from continuing operations attributable to noncontrolling interests	(4.5)	(4.9)
Net earnings from discontinued operations attributable to noncontrolling interests	—	(0.1)
Net earnings (loss) attributable to Trane Technologies plc	$244.7	$296.1

*Represents a non-GAAP measure, refer to pages 6-7 in the Earnings Release for definitions.
**Restated to reflect Ingersoll Rand Industrial segment in discontinued operations.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 7
TRANE TECHNOLOGIES PLC
Reconciliation of GAAP to non-GAAP
(In millions)

UNAUDITED

	For the year
	ended December 31,
	2020	2019**
Total Company
Adjusted EBITDA *	$1,918.3	$1,983.1
Less: items to reconcile adjusted EBITDA to net earnings attributable to Trane Technologies plc
Depreciation and amortization	(294.3)	(288.8)
Interest expense	(248.7)	(242.8)
Benefit (provision) for income taxes	(296.8)	(238.6)
Restructuring	(75.7)	(52.6)
Transformation Costs	(32.1)	—
Legacy Legal Liability Adjustment	17.4	—
Gain from deconsolidation of certain entities under Chapter 11	0.9	—
Gain on M&A transaction	2.4	—
Discontinued operations, net of tax	(121.4)	268.2
Net earnings from continuing operations attributable to noncontrolling interests	(14.2)	(15.2)
Net earnings from discontinued operations attributable to noncontrolling interests	(0.9)	(2.4)
Net earnings (loss) attributable to Trane Technologies plc	$854.9	$1,410.9

*Represents a non-GAAP measure, refer to pages 6-7 in the Earnings Release for definitions.
**Restated to reflect Ingersoll Rand Industrial segment in discontinued operations.
SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 8
TRANE TECHNOLOGIES PLC
Condensed Consolidated Balance Sheets
(In millions)

UNAUDITED

	December 31,	December 31,
	2020	2019**
ASSETS
Cash and cash equivalents	$3,289.9	$1,278.6
Accounts and notes receivable, net	2,202.1	2,184.6
Inventories	1,189.2	1,278.6
Other current assets	224.4	344.8
Assets held-for-sale	—	4,207.2
Total current assets	6,905.6	9,293.8
Property, plant and equipment, net	1,349.5	1,352.0
Goodwill	5,342.8	5,125.7
Intangible assets, net	3,286.4	3,323.6
Other noncurrent assets	1,272.4	1,397.2
Total assets	$18,156.7	$20,492.3

LIABILITIES AND EQUITY
Accounts payable	$1,520.2	$1,381.3
Accrued expenses and other current liabilities	2,043.1	2,006.6
Short-term borrowings and current maturities of long-term debt	775.6	650.3
Liabilities held-for-sale	—	1,200.4
Total current liabilities	4,338.9	5,238.6
Long-term debt	4,496.5	4,922.9
Other noncurrent liabilities	2,894.2	3,018.4
Shareholders' Equity	6,427.1	7,312.4
Total liabilities and equity	$18,156.7	$20,492.3
**Restated to reflect Ingersoll Rand Industrial segment in discontinued operations.
SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 9
TRANE TECHNOLOGIES PLC
Condensed Consolidated Statement of Cash Flows
(In millions)

UNAUDITED

	For the year
	ended December 31,
	2020	2019**
Operating Activities
Earnings from continuing operations	$991.4	$1,160.3
Depreciation and amortization	294.3	288.8
Changes in assets and liabilities and other non-cash items	480.5	74.6
Net cash provided by (used in) continuing operating activities	1,766.2	1,523.7
Net cash provided by (used in) discontinued operating activities	(331.2)	395.8
Net cash provided by (used in) operating activities	1,435.0	1,919.5

Investing Activities
Capital expenditures	(146.2)	(205.4)
Deconsolidation of certain entities under Chapter 11	(10.8)	—
Acquisition and equity method investments, net of cash acquired, and other	(181.5)	(76.4)
Net cash provided by (used in) continuing investing activities	(338.5)	(281.8)
Net cash provided by (used in) discontinued investing activities	(37.7)	(1,498.2)
Net cash provided by (used in) investing activities	(376.2)	(1,780.0)

Financing Activities
Long-term borrowings, net of payments	(307.5)	1,490.4
Dividends paid to ordinary shareholders	(507.3)	(510.1)
Repurchase of ordinary shares	(250.0)	(750.1)
Receipt of a special cash payment	1,900.0	—
Other financing activities, net	49.1	41.8
Net cash provided by (used in) financing activities of continuing operations	884.3	272.0
Net cash provided by (used in) financing activities of discontinued operations	—	(1.5)
Net cash provided by (used in) financing activities	884.3	270.5

Effect of exchange rate changes on cash and cash equivalents	68.2	(9.8)
Net increase (decrease) in cash and cash equivalents	2,011.3	400.2
Cash and cash equivalents - beginning of period	1,278.6	878.4
Cash and cash equivalents - end of period	$3,289.9	$1,278.6

**Restated to reflect Ingersoll Rand Industrial segment in discontinued operations.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 10
TRANE TECHNOLOGIES PLC
Balance Sheet Metrics and Free Cash Flow
($ in millions)
UNAUDITED

	December 31,	December 31,
	2020	2019**
Net Receivables	$2,202	$2,185
Days Sales Outstanding	63.2	62.6

Net Inventory	$1,189	$1,279
Inventory Turns	7.5	7.1

Accounts Payable	$1,520	$1,381
Days Payable Outstanding	62.2	55.6
--------------------------------------------------------------------------------------------------------------------------------------------------------------------

	Year ended	Year ended
	December 31, 2020	December 31, 2019**

Cash flow provided by continuing operating activities	$1,766.2	$1,523.7
Capital expenditures	(146.2)	(205.4)
Cash payments for restructuring	68.9	45.3
Transformation costs paid	25.4	4.3
Free cash flow*	$1,714.3	$1,367.9

Adjusted earnings from continuing operations attributable to Trane Technologies plc	$1,083.4	$1,188.7
Free cash flow as a percent of adjusted net earnings	158%	115%
*Represents a non-GAAP measure, refer to pages 6-7 in the Earnings Release for definitions.
**Restated to reflect Ingersoll Rand Industrial segment in discontinued operations.
SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION